EXHIBIT 99

SP Plus Corporation Announces Third Quarter 2023 Results

--Record Gross Profit Reflects Positive Momentum Across the Commercial and Aviation Segments--

--Tenth Consecutive Quarter of Net Location Growth; Maintains High Location Retention Rate of 94%--

--Technology Solutions Continue to Gain Traction with Clients--

CHICAGO, Nov. 01, 2023 (GLOBE NEWSWIRE) -- SP® Plus Corporation (Nasdaq:SP), a best-in-class technology and operations management provider of mobility services for aviation, commercial, hospitality, and institutional clients throughout North America and Europe, today announced its third quarter 2023 results.

On October 5, 2023, SP announced the acquisition of SP Plus Corporation for $1.5 billion by Metropolis Technologies, Inc. The acquisition is expected to close in 2024, subject to receipt of required regulatory approvals and approval of SP+’s stockholders, as well as other customary closing conditions.

Management Commentary

Marc Baumann, Chairman and Chief Executive Officer, said, “This was a record quarter for SP+ across key financial and operating metrics, reflecting increased client demand for our unique ability to deliver industry leading technology solutions and best-in-class onsite services at scale. Market conditions remained robust as back-to-office trends and travel volumes continued to be favorable.

“Double-digit gross profit growth in our Commercial segment reflected increased demand for our services from a broad range of verticals and geographies. We experienced notable strength from the office, hospitality, municipal, and healthcare verticals, each posting double-digit year-on-year growth. In the third quarter, we added 108 net new locations, the tenth consecutive quarter of net location growth, and we maintained our trailing twelve-month retention rate of 94%. This strong performance underscores the benefits clients and consumers see from our combined offerings that join innovative technology solutions with superior service.

“Our Aviation segment gross profit also increased at a double-digit rate, benefiting from organic and acquisition growth, as well as revenue synergies. Building on our significant new contract wins in 2022, we were recently awarded a five-year contract to manage all public and employee parking facilities and the employee shuttle service at Nebraska’s largest airport, Eppley Airport in Omaha. Additionally, we began providing our Bags® branded Remote Airline Check-in at Charleston International Airport in South Carolina, enabling travelers to check-in for their flight, receive boarding passes and check their luggage at the curb, parking garage or rental car return center, thereby reducing congestion at airline ticket counters. During the third quarter, we also went live with AeroParker’s online reservation system on-site at four additional airports, demonstrating the success of our cross-selling programs to existing clients.

“Technology solutions remained a key selling point in the third quarter, supporting our ability to add new locations, while enabling our clients to upgrade the consumer experience without a significant upfront capital investment. In the third quarter, we experienced considerable demand from the gaming industry, which places substantial value on the data analytics our technology provides. Our technology platform is being adopted by several marquee hotels in both Las Vegas and Atlantic City, while our Remote Airline Check-In service will be implemented at the Harry Reid International Airport in Las Vegas, positioning us to gain additional share in this dynamic vertical.”

Financial Summary

In millions except per share	Three Months Ended September 30, 2023		Three Months Ended September 30, 2022
	GAAP	Adjusted/ Non-GAAP (1)	GAAP	Adjusted/ Non-GAAP (1)
Total services revenue (before reimbursed management type contract revenue)	$228.4	NA	$207.1	NA
Gross profit (2),(3)	$64.2	$67.7	$54.8	$58.2
General and administrative expenses (3)	$37.6	$32.0	$27.2	$26.0
Operating income (3)	$21.0	$29.7	$23.8	$27.1
Net income attributable to SP Plus(3)	$9.2	$15.6	$14.3	$16.8
Net income per share (EPS) (3)	$0.46	$0.79	$0.68	$0.80
EBITDA (1),(3)	NA	$34.9	NA	$31.5
Net cash provided by operating activities	$32.5	NA	$39.9	NA
Free cash flow (1)	NA	$25.2	NA	$31.1

In millions except per share	Nine Months Ended September 30, 2023		Nine Months Ended September 30, 2022
	GAAP	Adjusted/ Non-GAAP (1)	GAAP	Adjusted/ Non-GAAP (1)
Total services revenue (before reimbursed management type contract revenue)	$666.0	NA	$588.0	NA
Gross profit (2),(3)	$181.5	$192.1	$159.4	$168.5
General and administrative expenses (3)	$100.0	$91.9	$78.4	$76.7
Operating income (3)	$65.6	$83.1	$69.5	$78.3
Net income attributable to SP Plus(3)	$29.9	$42.7	$40.4	$46.9
Net income per share (EPS) (3)	$1.50	$2.15	$1.90	$2.21
EBITDA (1),(3)	NA	$97.5	NA	$89.6
Net cash provided by operating activities	$53.5	NA	$75.6	NA
Free cash flow (1)	NA	$33.5	NA	$56.6

(1) Refer to the disclosure regarding use of non-GAAP financial measures and the accompanying financial tables for a reconciliation of all non-GAAP financial measures to U.S. GAAP.

(2) GAAP gross profit includes depreciation and amortization expense. Please refer to the table accompanying this release for a reconciliation of GAAP gross profit.

(3) Adjusted gross profit, adjusted general and administrative expenses, adjusted operating income, adjusted net income attributable to SP Plus, adjusted net income per diluted share attributable to SP Plus (“adjusted EPS"), and adjusted earnings before interest, income taxes, depreciation and amortization (“adjusted EBITDA") are all non-GAAP financial measures that exclude, for the periods presented, (a) acquisition-related, restructuring and other costs; (b) the amortization of acquired intangible assets; and (c) with respect to adjusted gross profit, depreciation and amortization expense. Please refer to the accompanying financial tables for a reconciliation of these adjusted measures to U.S. GAAP.

Third Quarter Operating Results

Reported gross profit in the third quarter of 2023 increased 17% year-over-year to $64.2 million. Excluding depreciation, acquisition-related, and restructuring costs, adjusted gross profit was up 16% to $67.7 million, as a result of new contracts, growth at same locations, and strong location retention.

Third quarter 2023 reported general and administrative (“G&A”) expenses were $37.6 million, compared to $27.2 million in the year ago quarter. Adjusted G&A expenses for the third quarter of 2023, which exclude acquisition-related, restructuring and other costs, were $32.0 million, compared to $26.0 million in the third quarter of 2022, reflecting continued investments in business development, technology deployment and growth initiatives.

Third quarter 2023 reported net income attributable to SP Plus was $9.2 million, or $0.46 per diluted share, compared to $14.3 million, or $0.68 per diluted share in the year ago quarter. Third quarter 2023 adjusted earnings per share were $0.79, compared to adjusted earnings per share of $0.80 for the third quarter of 2022.

Year-to-date 2023 cash flow from operations totaled $53.5 million and free cash flow was $33.5 million, compared to $75.6 million and $56.6 million, respectively, in 2022, due primarily to the receipt of a $20.5 million federal income tax refund in the first half of 2022.

Summary

Mr. Baumann concluded, “Year-to-date results reflect the successful execution of our growth strategy amid favorable market conditions and growing demand for blending technology solutions and services that reduce congestion and provide frictionless transaction options. Our strong performance in the first nine months of 2023 is a direct result of the drive, commitment and dedication of our leadership team and team members, who have worked diligently to build and deliver our industry-leading solutions and services. We appreciate their tremendous contribution to the success of SP+.”

In light of the pending acquisition by Metropolis Technologies, Inc., and as is customary during such transactions, SP+ will not host an earnings conference call for its third quarter 2023 results. For the same reason, the Company has suspended its financial guidance for 2023 and its target metrics for longer term performance.

About SP+

SP+ (www.spplus.com) develops and integrates industry-leading technology with best-in-class operations management and support to deliver mobility solutions that enable the efficient and time-sensitive movement of people, vehicles, and personal travel belongings. With over 20,000 team members located throughout North America and Europe, SP+ is committed to providing solutions that make every moment matter for a world on the go. For more information, visit www.spplus.com.

You should not construe the information on those websites to be a part of this release. SP Plus Corporation’s annual reports filed on Form 10-K, its quarterly reports on Form 10-Q, and its current reports on Form 8-K are available on the Internet at www.sec.gov and can also be accessed through the Investor Relations section of the SP Plus website.

Cautionary Note Regarding Forward-Looking Statements

This release and the attached tables contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Expectations regarding gross profits, G&A, revenue volatility, actions to limit discretionary spending, and other statements regarding expectations, beliefs, plans, intentions and strategies of the Company. The Company has tried to identify these statements by using words such as “expect”, “anticipate”, “believe”, “confident”, “could”, “should”, “estimate”, “intend”, “may”, “plan”, “guidance”, “pathway”, “will”, and similar terms and phrases, but such words, terms and phrases are not the exclusive means of identifying such statements. These forward-looking statements are made based on management's expectations and beliefs concerning future events affecting the Company and are subject to uncertainties and factors relating to operations and the business environment. Actual results, performance and achievements could differ materially from those expressed in, or implied by, these forward-looking statements due to a variety of risks, uncertainties and other factors, including, but not limited to, the following: the Company's ability to successfully effect its strategic growth plan; intense competition; changing consumer preferences and legislation; ability to preserve client relationships; difficulty obtaining insurance coverage or obtaining insurance coverage at a reasonable cost; volatility associated with high deductible and high retention insurance programs; risk that insurance reserves are inadequate; losses not covered by insurance; risks relating to the Company's acquisition strategy and ability to successfully integrate such acquisitions; information technology disruption, cyber-attacks, cyber-terrorism and security breaches; risk management and safety programs do not have the intended effect; risks associated with management type contracts and lease type contracts; deterioration in general economic and business conditions, including inflation or rising interest rates, or changes in demographic trends; labor disputes; catastrophic events such as natural disasters, pandemic outbreaks and military or terrorist attacks could disrupt business; risks associated with operations outside of North America; risk that state and municipal government clients sell or enter into long-term lease type contracts with the Company's competitors or clients for parking-related assets; risks associated with joint ventures; adverse litigation judgments or settlements; risks associated with operating in a highly regulated environment and the impact of public and private regulations or governmental orders; the impact of Federal health care reform; adverse changes in tax laws or rulings; goodwill impairment charges or impairment of long-lived assets; risks due to the Company's substantial indebtedness, including failure to comply with credit facility covenants or meet payment obligations which may accelerate repayment of the Company's indebtedness; lack of availability of adequate capital, financing, or revenues to grow the Company's business or satisfy liquidity needs; financial difficulties or bankruptcy of major clients; the Company’s ability to obtain performance bonds; failure to attract and retain senior management and other qualified personnel; the long-term impact of climate change on our business; and actions of activist investors.

Important risk factors relating to the pending acquisition by Metropolis Technologies, Inc., (the “Transaction”) that also may cause a difference between actual results and forward-looking statements include, but are not limited to: (i) the completion of the Transaction on anticipated terms and timing, including obtaining required stockholder and regulatory approvals, and the satisfaction of other conditions to the completion of the Transaction; (ii) the ability of Parent to obtain the necessary financing arrangements set forth in the commitment letters received in connection with the Transaction; (iii) potential litigation relating to the Transaction that could be instituted against Parent, the Company or their respective directors, managers or officers, including the effects of any outcomes related thereto; (iv) the risk that disruptions from the Transaction will harm the Company’s business, including current plans and operations; (v) the ability of the Company to retain and hire key personnel; (vi) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the Transaction; (vii) continued availability of capital and financing and rating agency actions; (viii) legislative, regulatory and economic developments affecting the Company’s business; (ix) general economic and market developments and conditions; (x) potential business uncertainty, including changes to existing business relationships, during the pendency of the Transaction that could affect the Company’s financial performance; (xi) certain restrictions during the pendency of the Transaction that may impact the Company’s ability to pursue certain business opportunities or strategic transactions; (xii) unpredictability and severity of catastrophic events, including but not limited to acts of terrorism, pandemics, outbreaks of war or hostilities, as well as the Company’s response to any of the aforementioned factors; (xiii) significant transaction costs associated with the Transaction; (xiv) the possibility that the Transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; (xv) the occurrence of any event, change or other circumstance that could give rise to the termination of the Transaction, including in circumstances requiring the Company to pay a termination fee or other expenses; (xvi) competitive responses to the Transaction; and (xvii) the risks and uncertainties pertaining to the Company’s business, including those set forth in Part I, Item 1A of the Company’s most recent Annual Report on Form 10-K and Part II, Item 1A of the Company’s subsequent Quarterly Reports on Form 10-Q, as such risk factors may be amended, supplemented or superseded from time to time by other reports filed by the Company with the SEC.

For a detailed discussion of factors that could affect the Company's future operating results, please see the Company's filings with the Securities and Exchange Commission, including the disclosures under "Risk Factors" in those filings. Except as expressly required by the federal securities laws, the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, changed circumstances or future events or for any other reason.

Use of Non-GAAP Financial Measures

To supplement its consolidated financial statements presented in accordance with U.S. GAAP, the Company considers certain financial measures that are not prepared in accordance with U.S. GAAP.  Certain non-GAAP measures, such as adjusted gross profit, adjusted general and administrative expenses (adjusted G&A), adjusted operating income, adjusted net income attributable to SP Plus (adjusted net income), adjusted net income per diluted share attributable to SP Plus (adjusted EPS), and adjusted EBITDA exclude items that management does not consider indicative of its core performance.  Such adjustments include, among other things: (i) acquisition-related, restructuring and other costs; (ii) impairment charges; (iii) non-routine settlements; (iv) the amortization of acquired intangible assets; (v) the impact of non-routine asset sales or dispositions; (vi) the net loss or gains and the financial results related to sold businesses; (vii) gain/loss on termination of joint ventures or sale of other investments; (viii) non-routine tax items; and (ix) with respect to adjusted gross profit, depreciation and amortization expense. Pre-tax adjustments are tax affected at a statutory tax rate of 27% for adjusted net income and adjusted EPS purposes.

The Company defines Adjusted EBITDA, a non-GAAP financial measure, as U.S. GAAP net income attributable to the Company before (i) interest expense net of interest income, (ii) provision (benefit) for income taxes, (iii) depreciation and amortization, (iv) gain on sale of a business or contribution of a business to an unconsolidated entity, (v) gain/loss on termination of joint ventures or sale of other investments, and (vi) other items that management does not consider indicative of its core performance, as defined per above. The Company believes that the presentation of adjusted EBITDA provides useful information regarding the Company’s operating performance and are useful measures to facilitate comparisons to our historical and future operating results. The Company's definition of adjusted EBITDA may not be comparable to similarly titled measures presented by other companies.

The Company defines free cash flow as net cash provided by (used in) operating activities, less cash used for investing activities (exclusive of cash used for acquisitions or the purchase of intangible assets and net after-tax cash proceeds from the sale of businesses or joint venture related assets), less distributions to non-controlling interests, plus the effect of exchange rate changes on cash and cash equivalents. The Company believes that the presentation of free cash flow provides useful information regarding its ability to generate cash flow from business operations after funding capital expenditures, that can be used to, among other things, repay debt, fund strategic acquisitions, and return value to shareholders. The Company's definition of free cash flow may not be comparable to similarly titled measures presented by other companies.

The Company uses these non-GAAP financial measures, in addition to U.S. GAAP financial measures, to evaluate its operating and financial performance and to compare such performance to that of prior periods and to the performance of its competitors. Additionally, the Company uses these non-GAAP financial measures in making operational and financial decisions and in the Company’s budgeting and planning process. The Company believes that providing these non-GAAP financial measures to investors helps investors evaluate the Company’s operating performance, profitability and business trends in a way that is consistent with how management evaluates such performance and consistent with guidance previously provided by the Company. Adjusted gross profit, adjusted G&A, adjusted operating income, adjusted net income, adjusted EPS, adjusted EBITDA, and free cash flow should not be considered in isolation of, or as alternatives to or more meaningful indicators of, the Company's operating performance or liquidity than gross profit, G&A, operating income, net income, EPS, or net cash provided by (used in) operating activities, as determined in accordance with U.S. GAAP. In addition, the Company's calculation of these non-GAAP measures may not be comparable to similarly titled measures presented by other companies.

For reconciliations of these non-GAAP financial measures to the most directly comparable U.S. GAAP financial measures, see the accompanying tables to this release.

The summary condensed consolidated financial statements presented below reflect a combination of certain line items from our consolidated financial statements and should be read in conjunction with the financial statements and notes set forth in our Annual Report on Form 10-K and quarterly filings with the SEC.

SP Plus Corporation
Summary Condensed Consolidated Statements of Income
(millions, except for share and per share data) (unaudited)
	Three Months Ended		Nine Months Ended
	September 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
Total services revenue	$460.7	$404.4	$1,328.2	$1,135.2
Total cost of services (exclusive of depreciation and amortization)	393.1	346.2	1,136.4	966.8
General and administrative expenses	37.6	27.2	100.0	78.4
Depreciation and amortization	9.0	7.2	26.2	20.5
Operating income	21.0	23.8	65.6	69.5
Interest expense, net of interest income	7.4	3.8	21.3	11.8
Earnings before income taxes	13.6	20.0	44.3	57.7
Income tax expense	3.5	4.9	11.6	15.0
Net income	10.1	15.1	32.7	42.7
Less: Net income attributable to noncontrolling interest	0.9	0.8	2.8	2.3
Net income attributable to SP Plus Corporation	$9.2	$14.3	$29.9	$40.4
Common stock data
Net income per common share
Basic	$0.47	$0.69	$1.52	$1.92
Diluted	$0.46	$0.68	$1.50	$1.90
Weighted average shares outstanding
Basic	19,649,611	20,744,813	19,660,930	21,054,095
Diluted	19,910,308	20,977,667	19,874,165	21,223,982

SP Plus Corporation
Revenue and Gross Profit, before depreciation and amortization expense - by Contract type
(millions) (unaudited)
	Three Months Ended		Nine Months Ended
	September 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
Management type contracts
Service revenue	$153.5	$134.9	$446.6	$382.6
Subtract: Cost of services (exclusive of depreciation and amortization)	(99.9)	(89.9)	(295.8)	(252.7)
Management type gross profit, before depreciation and amortization expense	$53.6	$45.0	$150.8	$129.9

Lease type contracts
Service revenue	$74.9	$72.2	$219.4	$205.4
Subtract: Cost of services (exclusive of depreciation and amortization)	(60.9)	(59.0)	(178.4)	(166.9)
Lease type gross profit, before depreciation and amortization expense	$14.0	$13.2	$41.0	$38.5

Other revenue and cost of services
Reimbursed management type contract revenue	$232.3	$197.3	$662.2	$547.2
Subtract: Reimbursed management type contract expense	(232.3)	(197.3)	(662.2)	(547.2)
Other gross profit, before depreciation and amortization expense	$0.0	$0.0	$0.0	$0.0

SP Plus Corporation
Reconciliation of Non-GAAP Measures
(millions, except for share and per share data) (unaudited)
	Three Months Ended		Nine Months Ended
Gross profit	September 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
Total services revenue	$460.7	$404.4	$1,328.2	$1,135.2
Subtract: Total cost of services (exclusive of depreciation and amortization)	(393.1)	(346.2)	(1,136.4)	(966.8)
Subtract: Depreciation and amortization	(3.4)	(3.4)	(10.3)	(9.0)
Gross profit, GAAP (1)	64.2	54.8	181.5	159.4
Add: Depreciation and amortization	3.4	3.4	10.3	9.0
Add: Acquisition-related, restructuring and other costs	0.1	–	0.3	0.1
Adjusted gross profit	$67.7	$58.2	$192.1	$168.5

(1) GAAP gross profit includes depreciation and amortization expense

	Three Months Ended		Nine Months Ended
General and administrative expenses	September 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
General and administrative expenses, GAAP	$37.6	$27.2	$100.0	$78.4
Subtract: Acquisition-related, restructuring and other costs	(5.6)	(1.3)	(8.2)	(1.8)
Other, rounding	–	0.1	0.1	0.1
Adjusted G&A	$32.0	$26.0	$91.9	$76.7

	Three Months Ended		Nine Months Ended
Operating income	September 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
Operating income, GAAP	$21.0	$23.8	$65.6	$69.5
Add: Acquisition-related, restructuring and other costs	5.7	1.3	8.5	1.9
Add: Amortization of acquired intangibles	3.0	2.1	9.0	7.0
Other, rounding	–	(0.1)	–	(0.1)
Adjusted operating income	$29.7	$27.1	$83.1	$78.3

	Three Months Ended		Nine Months Ended
Net income attributable to SP Plus	September 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
Net income attributable to SP Plus, GAAP	$9.2	$14.3	$29.9	$40.4
Add: Acquisition-related, restructuring and other costs	5.7	1.3	8.5	1.9
Add: Amortization of acquired intangibles	3.0	2.1	9.0	7.0
Net tax effect of adjustments	(2.4)	(0.9)	(4.7)	(2.4)
Other, rounding	0.1	–	–	–
Adjusted net income attributable to SP Plus	$15.6	$16.8	$42.7	$46.9

Adjusted net income per share
Basic	$0.80	$0.81	$2.17	$2.23
Diluted	$0.79	$0.80	$2.15	$2.21

	Three Months Ended		Nine Months Ended
Adjusted EBITDA	September 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
Net income attributable to SP Plus, GAAP	$9.2	$14.3	$29.9	$40.4
Add (subtract):
Income tax expense	3.5	4.9	11.6	15.0
Interest expense, net	7.4	3.8	21.3	11.8
Total depreciation and amortization expense	9.0	7.2	26.2	20.5
Acquisition-related, restructuring and other costs	5.7	1.3	8.5	1.9
Other, rounding	0.1	–	–	–
Adjusted EBITDA	$34.9	$31.5	$97.5	$89.6

SP Plus Corporation
Selected Segment Data(millions, unaudited)
	Three Months Ended		Nine Months Ended
Commercial Segment	September 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
Gross Profit, GAAP (1)	$47.3	$40.9	$135.4	$120.5
Add: Depreciation and amortization	2.0	2.1	6.1	5.5
Add: Acquisition-related, restructuring and other costs	0.1	–	0.3	0.1
Adjusted Gross Profit	$49.4	$43.0	$141.8	$126.1

General and administrative expenses, GAAP	$9.8	$7.2	$27.3	$21.1
Subtract: Acquisition-related, restructuring and other costs	(1.2)	–	(2.0)	(0.7)
Other, rounding	–	0.1	–	0.1
Adjusted G&A	$8.6	$7.3	$25.3	$20.5

Operating income, GAAP	$35.7	$32.4	$103.0	$95.7
Add: Amortization of acquired intangibles	1.5	1.1	4.6	3.2
Add: Acquisition-related, restructuring and other costs	1.3	–	2.3	0.8
Adjusted Operating Income	$38.5	$33.5	$109.9	$99.7

(1) GAAP gross profit updated to include depreciation and amortization expense

	Three Months Ended		Nine Months Ended
Aviation Segment	September 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
Gross Profit, GAAP (1)	$16.9	$13.9	$46.1	$38.9
Add: Depreciation and amortization	1.4	1.3	4.2	3.5
Adjusted Gross Profit	$18.3	$15.2	$50.3	$42.4

General and administrative expenses, GAAP	$4.8	$3.1	$12.7	$8.7
Add (Subtract): Acquisition-related, restructuring and other costs	(0.6)	–	(1.2)	0.4
Other, rounding	–	0.1	–	–
Adjusted G&A	$4.2	$3.2	$11.5	$9.1

Operating income, GAAP	$10.6	$9.7	$28.8	$26.3
Add: Amortization of acquired intangibles	1.5	1.0	4.4	3.8
Add (Subtract): Acquisition-related, restructuring and other costs	0.6	–	1.2	(0.4)
Other, rounding	–	(0.1)	–	(0.1)
Adjusted Operating Income	$12.7	$10.6	$34.4	$29.6

(1) GAAP gross profit updated to include depreciation and amortization expense

SP Plus Corporation
Summary Condensed Consolidated Balance Sheets
(millions, except for share and per share data)

	September 30, 2023	December 31, 2022
Assets	(unaudited)
Cash and cash equivalents	$38.5	$12.4
Accounts receivable, net	184.4	167.7
Prepaid expenses and other current assets	13.1	16.7
Total current assets	236.0	196.8
Property and equipment, net	66.0	60.2
Right-of-use assets	173.7	166.9
Goodwill	544.2	543.2
Other intangible assets, net	62.3	68.9
Other assets, net	86.1	85.4
Total noncurrent assets	932.3	924.6
Total assets	$1,168.3	$1,121.4
Liabilities and stockholders' equity
Accounts payable	$142.7	$133.4
Accrued and other current liabilities	128.9	137.6
Short-term lease liabilities	56.4	60.2
Current portion of long-term borrowings	14.7	12.4
Total current liabilities	342.7	343.6
Long-term borrowings, excluding current portion	345.1	331.8
Long-term lease liabilities	154.9	158.5
Other noncurrent liabilities	73.5	61.8
Total noncurrent liabilities	573.5	552.1
Total SP Plus Corporation stockholders' equity	252.1	226.0
Noncontrolling interest	–	(0.3)
Total stockholders' equity	252.1	225.7
Total liabilities and stockholders' equity	$1,168.3	$1,121.4

SP Plus Corporation
Summary Condensed Consolidated Statements of Cash Flows
(millions) (unaudited)
	Nine Months Ended
	September 30, 2023	September 30, 2022
Net cash provided by operating activities	$53.5	$75.6
Net cash used in investing activities	(22.4)	(18.1)
Net cash used in financing activities	(4.5)	(54.1)
Effect of exchange rate changes on cash and cash equivalents	(0.5)	(0.7)
Increase in cash and cash equivalents	26.1	2.7
Cash and cash equivalents at beginning of year	12.4	15.7
Cash and cash equivalents at end of period	$38.5	$18.4

Supplemental disclosures
Cash paid (received) during the period for
Interest	$20.7	$11.6
Income taxes, net	$7.1	($9.8)

SP Plus Corporation
Free Cash Flow
(millions) (unaudited)
	Three Months Ended		Nine Months Ended
	September 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
Net cash provided by operating activities	$32.5	$39.9	$53.5	$75.6
Net cash used in investing activities	(8.9)	(7.4)	(22.4)	(18.1)
plus: Acquisition of business	3.1	–	3.1	–
plus: Acquisition of other intangible assets	–	–	–	1.8
plus: Noncontrolling interest buyout	0.1	–	2.3	–
Distributions to noncontrolling interests	(1.1)	(0.8)	(2.5)	(2.0)
Effect of exchange rate changes on cash and cash equivalents	(0.5)	(0.6)	(0.5)	(0.7)
Free cash flow	$25.2	$31.1	$33.5	$56.6

SP Plus Corporation
	September 30, 2023	December 31, 2022	September 30, 2022
Commercial Segment Facilities
Leased facilities	411	421	426
Managed facilities	2,953	2,709	2,664
Total Commercial Segment facilities (1)	3,364	3,130	3,090

Aviation Segment - Airports served
North America	101	100	91
Europe	58	58	–
Total Airports (2)	159	158	91

(1) The increase as of September 30, 2023 included 22 unique locations added as a result of the acquisition of Roker
(2) The increase as of December 31, 2022 included 65 unique airports added as a result of the acquisition of KMP

Contact:
David Gold	Vicky Nakhla
ADVISIRY PARTNERS	ADVISIRY PARTNERS
(212) 661-2220	(212) 750-5800
david.gold@advisiry.com	vicky.nakhla@advisiry.com